UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 27, 2007
Matritech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460

(Address of principal executive offices)	(Zip Code)
(617) 928-0820

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
EX-2.1 Asset Purchase Agreement, dated August 27, 2007
EX-99.1 Press Release, dated August 28, 2007

Item 1.01 Entry into a Material Definitive Agreement.
     On August 27, 2007, Matritech, Inc. (the “Company”), Inverness Medical Innovations, Inc. (“Inverness”) and Milano Acquisition Corp., a wholly owned subsidiary of Inverness (“Milano”), entered into an Asset Purchase Agreement pursuant to which Milano has agreed to acquire substantially all of the Company’s assets for aggregate consideration of $36 million, payable in Inverness common stock (based on the weighted average closing price of Inverness common stock for the consecutive 10-trading day period ending on the second trading day immediately preceding the closing of the asset sale). In addition, Inverness may be required to pay up to an additional $2 million, which Inverness may elect to pay in cash and/or Inverness common stock, conditioned on the achievement of certain revenue targets for the twelve month period following the closing. The closing of the transaction is conditioned upon the Company’s receipt of (i) the approval of the holders of 75% or more of the shares of the Company’s outstanding Series A Convertible Preferred Stock; (ii) the approval of the holders of a majority of the Company’s outstanding shares of both common and preferred stock, voting together as a single class; and (iii) the consent of Inverness’ lender, if required, as well as the satisfaction of regulatory and other customary conditions. If the Company’s stockholders approve the transaction and the other conditions are satisfied, the Company expects the asset sale to close in the fourth quarter of 2007. Following the closing of the asset sale and subject to the approval of the Company’s stockholders, the Company intends to dissolve in compliance with the applicable provisions of the Delaware General Corporation Law.
     In connection with this asset sale, Inverness has agreed to file with the Securities and Exchange Commission a registration statement on Form S-4 covering the offering of the shares of Inverness common stock comprising the purchase price for the asset sale in connection with the solicitation of the Company’s securityholders’ approval of the asset sale. In order to obtain the cash necessary to satisfy the Company’s existing obligations, to fund its operations through the dissolution process, and to preserve the value of the consideration received at closing, the Company intends to sell all of the shares of Inverness common stock received as consideration in the asset sale as promptly as practicable after the closing of the asset sale. The Company’s existing obligations include outstanding secured indebtedness, transaction fees, and various employee costs, including certain change of control payments.
     The Asset Purchase Agreement provides for Milano to acquire substantially all of the Company’s assets, including the shares of the Company’s German subsidiary, and to assume substantially all of the Company’s liabilities, but the Company will retain liabilities relating to (a) all outstanding promissory notes (which the Company intends to pay in full following its sale of Inverness common stock as described above); (b) all investment banker, legal and accounting fees incurred in connection with its consummation of the asset sale; (c) all outstanding warrants issued by the Company for the purchase of shares of the Company’s common stock; (d) all employee expenses incurred in connection with and employee compensation earned prior to the closing; (e) all obligations owed to employees who are not hired by Inverness, Milano or one of their affiliates following the closing of the asset sale, including obligations under change of control agreements entered into with management employees in the spring of 2006; and (f) income tax liabilities.

     Prior to the closing, except as consented to by Inverness, the Company has agreed to continue its operations in the ordinary course of business and, with limited exceptions, not to declare or pay dividends; redeem securities; issue additional securities; amend its organizational documents; increase the compensation due to directors or officers or materially amend or terminate any employment, severance or similar agreements or benefit plans; adopt a shareholder rights plan; acquire any other business; encumber its assets; incur further indebtedness; accelerate the payment or vesting of any material compensation of benefit arrangements; grant equity awards; make substantial capital expenditures; initiate, compromise or settle any material litigation or arbitration proceeding; enter into or amend material contracts; or make material changes in its accounting or tax elections.
     The Company is also restricted from soliciting or entering into negotiations for or agreements related to the sale or merger of the Company, except upon compliance with required notices to Inverness and as required by applicable fiduciary duties. In addition, the Company will be required to pay Inverness a break-up fee of $1.08 million under certain circumstances as further described in the Asset Purchase Agreement.
     There can be no assurance that the conditions to closing of the asset sale will be satisfied or that the asset sale will be completed on the terms set forth in the Asset Purchase Agreement or at all. If the asset sale is completed, the Company expects the net proceeds available for its common stockholders will be between $10 million to $12 million, or approximately $0.16 to $0.19 per share of the Company’s outstanding common stock. The amount ultimately available to be distributed to the Company’s stockholders will depend on a number of future events, some of which may not be in the Company’s control, including:
•	the timing of sales of Inverness common stock by the Company;

•	the costs of operating the Company until the closing; and

•	the costs the Company will incur and be required to pay on and after the closing such as transaction fees, obligations to employees, taxes and obligations related to liabilities not assumed by Inverness, obligations related to funding the Company through dissolution and any claims that may arise during the dissolution process.
     Subject to stockholder approval, the Company intends to dissolve following the closing; however, this process is expected to take several years. The Company will only be able to distribute the remaining proceeds from the asset sale to its stockholders after it satisfies all of its obligations to its creditors and complies with applicable statutory requirements.
     The Boards of Directors of Inverness and the Company have approved the Asset Purchase Agreement and the transactions contemplated thereby.
     A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1. A copy of the joint press release the Company issued with Inverness with respect to the Asset Purchase Agreement on August 28, 2007 is attached hereto as Exhibit 99.1. Each of the foregoing exhibits is incorporated herein by reference.
     The description of the Asset Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document. The Asset Purchase

     Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Inverness or the Company. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement are qualified by information in confidential disclosure schedules provided by Inverness and the Company to each other in connection with the signing of the Asset Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between Inverness and the Company rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of facts about Inverness or the Company.
Additional Information About the Proposed Transaction and Where to Find It:
     Inverness plans to file with the Securities and Exchange Commission a registration statement on Form S-4 in connection with the proposed transaction, which will include the Company’s proxy statement and Inverness’ prospectus for the proposed transaction. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT / PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT INVERNESS, THE COMPANY, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT / PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Free copies of the registration statement and the proxy statement / prospectus and other documents filed with the Securities and Exchange Commission by Inverness and the Company can be obtained through the website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, free copies of the registration statement and the proxy statement / prospectus will be available from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from the Company by contacting Richard A. Sandberg at (617) 658-5224 or dsandberg@matritech.com.
Participation in the Solicitation:
     Inverness, the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the definitive proxy statement / prospectus described above. Additional information regarding Inverness’ directors and executive officers is also included in Inverness’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 9, 2007. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 26, 2007. These proxy statements are available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Inverness and the Company by contacting them as described above.
Statement under the Private Securities Litigation Reform Act:

     This periodic report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated timing of, benefits, synergies and other results or effects of, the proposed asset sale and dissolution, market opportunities following the proposed transaction, the timing of sales of Inverness common stock by the Company, the dissolution process and estimated net proceeds to common stockholders. These statements reflect the parties’ current views and expectations with respect to future events and are based on their respective management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with securing necessary securityholder and lender approvals, other closing conditions, regulatory review, Inverness’ ability to integrate this and other acquisitions, the ability of the parties to recognize the expected synergies and benefits of their business combination, the Company’s ability to sell the Inverness common stock received in the proposed transaction in a timely manner, the ability of the parties to continue successfully to develop and manufacture diagnostic testing products and to commercialize such products, as well as changes or events affecting the business, financial condition or results of operations of either Inverness or the Company prior to closing the transaction, including the risks and uncertainties described in Inverness’ annual report on Form 10-K for the year ended December 31, 2006 and the Company’s annual report on Form 10-K for the year ended December 31, 2006, and other factors identified from time to time in their respective periodic filings with the Securities and Exchange Commission. Completion of the asset sale and dissolution of the Company are each subject to conditions to closing, and there can be no assurance those conditions will be satisfied or that the asset sale or dissolution will be completed on the terms described herein or at all. These forward-looking statements are neither promises nor guarantees. Neither the Company nor Inverness undertakes any responsibility to revise or update any forward-looking statements contained herein.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated August 27, 2007, by and among Matritech, Inc., Inverness Medical Innovations, Inc. and Milano Acquisition Corp.

99.1	Press Release of Inverness Medical Innovations, Inc. and Matritech, Inc., dated August 28, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.
Date August 28, 2007	By:	/s/ Stephen D. Chubb
		Name:	Stephen D. Chubb
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated August 27, 2007, by and among Matritech, Inc., Inverness Medical Innovations, Inc. and Milano Acquisition Corp.

99.1	Press Release of Inverness Medical Innovations, Inc. and Matritech, Inc., dated August 28, 2007